EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 16, 2022, of MCNB Corporation Holdings relating to the audits of the financial statements for the periods ending December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

August 16, 2022